Exhibit 99.1

MAY 2021

Dear Valued Shareholders, Partners and Friends,

I want to welcome our new Trilogy Metals shareholders and thank our long-term shareholders for their continued patronage.

Since our spin-out from NOVAGOLD Resources Inc. in 2012, we have made significant progress. Today, I want to provide you with a more thorough understanding of what we have recently accomplished, our vision for the path ahead, and the foundation we are laying to be a part of a decarbonizing world.

The health and safety of our employees, contractors, and communities where we operate is paramount and for this reason, exploration drilling at the Upper Kobuk Mineral Projects (“UKMP”) was suspended last year due to Covid-19. Despite this setback, we are proud of the overall progress made advancing the UKMP, owned by Ambler Metals LLC (“Ambler Metals”) – a 50/50 joint venture company between Trilogy and South32 Ltd.

2020-2021 highlights

February 2020 marked the formation of the joint venture with South32, with Trilogy contributing the 426,690-acre UKMP (including the flagship Arctic copper-zinc-lead-gold-silver project and the Bornite copper-cobalt project), and South32 injecting US$145 million into the newly formed Ambler Metals.

In August 2020, Trilogy announced the results of the feasibility study for the Arctic project, estimating an after-tax NPV8% of $1.1 billion and an IRR of 27%, producing approximately 155 million pounds of payable copper, 192 million pounds of payable zinc, 32 million pounds of payable lead, 3.4 million ounces of payable silver and 32,400 payable ounces of gold on an annual basis at a cash cost (including by-product credits) of $0.32 per pound. Subsequently, spot copper prices, which are at a ten-year high, have performed very well since last year’s feasibility study which was based on a copper price assumption of US$3.00 per pound.

Ramzi Fawaz strengthened the management team at Ambler Metals with his appointment in September 2020 as President and Chief Executive Officer. Ramzi has extensive leadership experience in the United States and international project development, in various senior roles with Newmont and Royal Dutch Shell. Throughout his career, he fostered close working relationships with project stakeholders, including local communities, regional and federal government agencies, executive management, boards of directors, and shareholders.

In November 2020, a $27 million exploration budget was announced for the UKMP summer campaign. Ambler Metals is now putting the finishing touches on plans for the summer field season funded through this budget, which will include approximately 7,600 meters of exploration drilling at Arctic and 7,000 meters within the rest of the Ambler Mineral Belt.

Ambler Metals has an infrastructure partnership with the Alaska Industrial Development and Export Authority (“AIDEA”) – the state-owned infrastructure bank – to permit the industrial access road to the Ambler Mining District that hosts the UKMP. This road will link the Ambler Mining District to the Dalton highway and then to Fairbanks. Copper, zinc and lead concentrates from the district are planned to be trucked down to Fairbanks, where these products will then travel via rail to the port of Alaska for shipping to world markets.

In January 2021, AIDEA received the 50-year right-of-way agreement from the US Bureau of Land Management for the future development of the road. In February 2021, Ambler Metals signed a funding agreement with AIDEA for the Ambler road engineering work.

AIDEA continues to make headway advancing the road. Last month, it approved a budget of up to $13 million for this year’s summer field activities at the proposed road. AIDEA and Doyon Limited, the Alaska Native regional corporation that owns land on a portion of the proposed road, signed an agreement which grants AIDEA access to Doyon lands to conduct final feasibility work and permitting activities related to the road.

A look ahead

The teams at Trilogy, South32 and Ambler Metals are working hard to continue the momentum by working in lockstep with our partners AIDEA, and NANA Corp., the Alaska Native regional corporation consisting of 14,300 Iñupiat shareholders.

This year, Ambler Metals plans to continue further engineering optimization work at Arctic. We are also excited to get the drills turning to unlock the significant exploration upside at Arctic and the surrounding deposits, not just for copper and zinc but also gold, silver and lead. Exploration represents a critical opportunity to significantly extend the mine-life at Arctic beyond the projected 12 years. We look forward to updating you with results from this ambitious 14,600-meter drill campaign during the second half of the year.

Ambler Metals is expected to file the Notice of Intent for the Arctic project with the US Army Corp of Engineers in the second half of the year, which will kick off the formal permitting process for the construction and operation of the mine.

Given the transformative shift towards the decarbonization of the global economy, we are excited about the outlook for base metals which are expected to be produced from our operations. The global transition away from fossil fuels requires enormous amounts of “green” metals such as copper – a key component in renewable energy, electric vehicles and charging infrastructure, and the electrification needed to power more sustainable and efficient smart technologies. The UKMP is located within the Ambler Mining District, home to one of the largest polymetallic mineral belts in the world, and we are well positioned to be a key supplier of copper to a U.S. administration that is committed to improving infrastructure nationwide and promoting the growth in renewable energy.

We look forward to continuing what has been a productive 2021, and we thank you for being on this journey with us.

Sincerely,

Tony Giardini

President & CEO

Trilogy Metals Inc.

2020 Feasibility Study

This letter references the feasibility study titled “Arctic Feasibility Study Alaska, USA NI 43-101 Technical Report" with an effective date of August 20, 2020, which was prepared on a 100% ownership basis, of which Trilogy’s share is 50%, and under National Instrument 43-101 standards by independent consultant, Ausenco Engineering Canada Inc. of Vancouver, Canada. A copy of the report is available at www.edgar.com, www.sedar.com and www.trilogymetals.com.

Cautionary Note Regarding Forward-Looking Statements

This letter includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, perceived merit of properties the results of the feasibility study, our positioning to become an international copper supplier, our plans with respect to exploration and permitting, the outlook for base metals and anticipated production from our operations, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include the risks and uncertainties disclosed in our Annual Report on Form 10-K for the year ended November 30, 2020 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other reports and documents filed by Trilogy Metals Inc. with applicable securities regulatory authorities from time to time. Our forward-looking statements reflect our beliefs, opinions and projections on the date the statements are made. We assume no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.